UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2008

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 Starboard Drive, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2008, SMART Modular Technologies (WWH), Inc. ("Company") announced the appointment of Barry Zwarenstein, 60, to serve as its Senior Vice President of Finance and Chief Financial Officer. Mr. Zwarenstein’s appointment was effective on September 8, 2008. Michael J. Gennaro will continue acting as the Principal Financial Officer until the filing of SMART’s Form 10-K for fiscal year ended August 29, 2008.

Mr. Zwarenstein served as Executive Vice President - Finance and Chief Financial Officer of VeriFone Holdings, Inc., a provider of technology that enables electronic payment transactions, from July 2004 to August 2008. Prior to joining VeriFone, Mr. Zwarenstein was Vice President - Finance and Chief Financial Officer of Iomega Corporation, a computer storage company, from November 2001 to June 2004.

Mr. Zwarenstein will receive an annual base salary of $360,000 and will be eligible to receive a bonus at a target rate of 67% of his annual base salary based on the performance criteria approved by the Board of Directors each year. He will receive an option to purchase 200,000 shares of the Company's ordinary shares at an exercise price equal to the fair market value of the Company’s shares on the grant date, which will be two weeks after his start date or September 22, 2008. The option will vest over 4 years, with 1/4 vesting on the first anniversary of the grant date and monthly vesting thereafter.

Mr. Zwarenstein's offer letter also provides that if following a change of control, Mr. Zwarenstein is terminated without cause or deemed terminated as a result of a material reduction in base compensation or duties, each as further defined in his offer letter, he will be eligible to receive severance benefits of 12 months of base salary, one times his annual target bonus, and 12 months of health benefits, in exchange for a release of claims. Mr. Zwarenstein is also eligible to participate in the Company’s health welfare benefit programs and 401(k) plan generally offered to employees and executive officers and has entered into the Company’s standard form of indemnification agreement.

Mr. Zwarenstein's offer letter is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release regarding Mr. Zwarenstein's appointment, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.26 Employment Offer Letter to Barry Zwarenstein dated July 19, 2008

99.1 Press Release dated September 10, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

September 10, 2008	By:	/s/ Ann T. Nguyen

Name: Ann T. Nguyen
Title: General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.26	Employment Offer Letter to Barry Zwarenstein dated July 19, 2008
99.1	Press Release dated September 10, 2008